Exhibit 9.1
VOTING AGREEMENT
     This VOTING AGREEMENT, dated as of May 22, 2008 (the “Agreement”) is by and between the undersigned stockholder (the “Stockholder”) of the Company (as hereinafter defined) and NxStage Medical, Inc., a Delaware corporation (“Company”).
     WHEREAS, as of the date hereof, the Stockholder owns of record and beneficially (as determined in accordance with Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended) the number of shares of capital stock of the Company set forth on the signature page hereto (such shares, or any other voting or equity of securities of the Company hereafter acquired by the Stockholder prior to the termination of this Agreement, being referred to herein collectively as the “Shares”);
     WHEREAS, the Company, the Stockholder and certain other investors (the “Investors”) in the Company have entered into certain Securities Purchase Agreements, each dated as of May 22, 2008 (collectively, the “Purchase Agreements”), pursuant to which, upon the terms and subject to the conditions thereof, the Investors will purchase (collectively in two or more closings) shares of common stock of Company and warrants to purchase shares of common stock of the Company (the “PIPE Transactions”); and
     WHEREAS, as a condition to the willingness of Company to enter into the PIPE Transactions, Company has required that the Stockholder agree, and in order to induce Company to enter into the PIPE Transactions, the Stockholder is willing to agree to vote in favor of the PIPE Transactions upon the terms and subject to the conditions set forth herein.
     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereby agree as follows:
     Section 1.  Voting of Shares.
     (a)  Voting. The Stockholder covenants and agrees that until the termination of this Agreement in accordance with the terms hereof, at any meeting of the stockholders of the Company, however called with respect to any of the following, and in any action by written consent of the stockholders of the Company with respect to any of the following, the Stockholder will vote, or cause to be voted, all of his, her or its respective Shares (i) in favor of any matter that could reasonably be expected to facilitate the PIPE Transactions, and (ii) against any matter that could reasonably be expected to hinder, impede or delay the consummation of the PIPE Transactions.
     (b)  Irrevocable Proxy.
(i) The Stockholder hereby irrevocably grants to and appoints, and hereby authorizes and empowers, Company, and any individual designated in writing by it, and each of them individually, as the Stockholder’s sole and exclusive proxy and attorney-in-fact (with full power of substitution and resubstitution), for and in the Stockholder’s name, place and stead, to vote and exercise all voting and related rights (to the fullest extent that the Stockholder is entitled to do so) with respect to his, her or its Shares at any meeting of the stockholders of the Company called, and in every written consent in lieu of such meeting, with respect to any of the matters specified in, and in accordance and consistent with, this Section 1. The Stockholder may vote the Shares on all other matters not contemplated by this Section 1.
(ii) The Stockholder understands and acknowledges that Company is entering into the PIPE Transactions in reliance upon the Stockholder’s execution and delivery of this Agreement. The Stockholder hereby affirms that the irrevocable proxy set forth in this Section 1(b) constitutes an inducement for Company to enter into the PIPE Transactions, is given in connection with the execution of the Purchase Agreement between the Stockholder and the Company dated as of the date hereof, and is given to secure the performance of the duties of the Stockholder under such Purchase Agreement. Except as otherwise provided for herein, the Stockholder hereby (i) affirms that the irrevocable proxy is coupled with an interest and may under no circumstances be revoked, (ii) ratifies and confirms all that the proxies appointed hereunder may lawfully do or cause to be done by virtue hereof and (iii) affirms that such irrevocable proxy is executed and intended to be irrevocable in accordance with the provisions of Section 212(e) of the Delaware General Corporation Law.
(iii) Upon the execution of this Agreement by the Stockholder, the Stockholder hereby revokes any and all prior proxies or powers of attorney given by the Stockholder with respect to the Shares. The Stockholder acknowledges and agrees that no subsequent proxies with respect to such Shares shall be given, and if given, shall not be effective. All authority conferred herein shall survive the death or incapacity of the Stockholder and any obligation of the Stockholder hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the Stockholder. Notwithstanding any other provisions of this Agreement, the irrevocable proxy granted hereunder shall automatically terminate upon the Expiration Date (as defined in Section 4).
     Section 2.  Transfer of Shares.
     (a)  Until the consummation of all of the PIPE Transactions or unless the transferee agrees to be bound by the terms of this Agreement, the Stockholder covenants and agrees that the Stockholder will not directly or indirectly, (i) sell, assign, transfer (including by merger, testamentary disposition, interspousal disposition pursuant to a domestic relations proceeding or otherwise by operation of law), pledge, encumber or otherwise dispose of any of the Shares, (ii) deposit any of the Shares into a voting trust or enter into a voting agreement or arrangement with respect to the Shares or grant any proxy or power of attorney with respect thereto which is inconsistent with this Agreement or (iii) enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect sale, assignment, transfer (including by merger, testamentary disposition, interspousal disposition pursuant to a domestic relations proceeding or otherwise by operation of law) or other disposition of any Shares.
     (b)  The Company shall not recognize the transfer of any Shares in violation of the transfer restrictions set forth in Section 2(a) of this Agreement.

     Section 3.  Representations and Warranties of the Stockholder. The Stockholder hereby represents and warrants to the Company with respect to the Stockholder and its, his or her ownership of the Shares as follows:
     (a)  Ownership of Shares. The Stockholder owns of record and beneficially all of the Shares set forth on the signature page hereto and has good and marketable title to such Shares, free and clear of any claims, liens, encumbrances and security interests whatsoever, other than liens under applicable law or as expressly provided in this Agreement. The Stockholder owns no equity interest in the Company other than the Shares as set forth on the signature page hereto. The Stockholder has sole voting power (or shared voting power solely with its affiliates), without restrictions, with respect to all of the Shares.
     (b)  Power, Binding Agreement. The Stockholder has the legal capacity and all requisite power and authority to enter into and perform all of its, his or her obligations under this Agreement. This Agreement has been duly and validly executed and delivered by the Stockholder and constitutes a valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms.
     Section 4.  Termination. This Agreement shall terminate upon the Expiration Date; provided, however, that no such termination shall relieve any party of liability for a willful breach hereof prior to termination. As used herein, “Expiration Date” shall mean the earlier to occur of (i) the consummation of all of the PIPE Transactions, (ii) the one (1) year anniversary of the date hereof, and (iii) the date the Purchase Agreement between the Company and affiliates of OrbiMed Advisors, LLC is terminated in accordance with the terms thereof.
     Section 5.  Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.
     Section 6.  Additional Documents. Stockholders hereby covenants and agrees to execute and deliver any additional documents necessary or desirable, in the reasonable opinion of Company and the Stockholder, as the case may be, to carry out the intent of this Agreement.
     Section 7.  Miscellaneous.
     (a)  Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, between the parties with respect thereto. This Agreement may not be amended, modified or rescinded except by an instrument in writing signed by each of the parties hereto. Nothing contained in this Agreement shall be construed to limit or effect in any way any voting, trading or other rights of any entity (whether affiliated with the Stockholder or otherwise) that is not explicitly a party to this Agreement or a substantially identical version of this Agreement.
     (b)  Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in a mutually acceptable manner in order that the terms of this Agreement remain as originally contemplated to the fullest extent possible.
     (c)  Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of laws of any jurisdictions other than those of the State of Delaware.
     (d)  Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. This Agreement may be executed by facsimile signature.
     (e)  Notices.
     All notices, requests, consents and other communications hereunder shall be in writing, shall be mailed (A) if within the United States by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, or by facsimile or electronic mail, or (B) if delivered from outside the United States, by International Federal Express (or other recognized international express courier) or facsimile, and shall be deemed given (i) if delivered by first-class registered or certified mail, three business days after so mailed, (ii) if delivered by nationally recognized overnight carrier, one business day after so mailed, (iii) if delivered by International Federal Express (or other recognized international express courier), two business days after so mailed, or (iv) if delivered by facsimile or electronic mail, upon electronic confirmation of receipt and shall be delivered as addressed as follows:
if to the Company, to:
NxStage Medical, Inc.
439 S. Union St., 5th Floor
Lawrence, MA 01843
Phone: (978) 687-4700
Fax: (978) 687-4825
Attn: Winifred Swan
Email: wswan@nxstage.com
With a copy to:
O’Melveny & Myers LLP
2765 Sand Hill Road
Menlo Park, CA 94025
Fax: (650) 473-2601
Attn: Sam Zucker
if to the Stockholder, at its address as shown on the books of the Company.

     (f)   Assignment. This Agreement shall not be assigned by operation of law or otherwise; provided, however, that Company may assign any or all of its rights and obligations under this Agreement to any wholly-owned subsidiary of Company, but no such assignment shall relieve Company of its obligations hereunder if such assignee does not perform such obligations.
     (g)  Legal Counsel. Stockholder acknowledges that he, she or it has been advised to, and has had the opportunity to consult with his, her or its personal attorney prior to entering into this Agreement. Stockholder further acknowledges that attorneys for the Company represent the Company and do not represent Stockholder or any of the stockholders of the Company in connection with the this Agreement or any of the transactions contemplated hereby.
     (h)  Agreement Negotiated. Stockholder acknowledges that he, she or it has been advised to, and has had the opportunity to, consult with his, her or its personal attorney prior to entering into this Agreement. As a consequence, Stockholder does not believe or intend that any laws or rules relating to the interpretation of contracts against the drafter of any particular clause should be applied in this case and therefore waive its effects.
     (i)  Interpretation. When reference is made in this Agreement to an Article or a Section, such reference shall be to an Article or Section of this Agreement, unless otherwise indicated. The headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” No summary of this Agreement prepared by the parties shall affect in any way the meaning or interpretation of this Agreement.
     (j)  Submission to Jurisdiction. Each of the parties to this Agreement (i) submits to the jurisdiction of any state or federal court sitting in New York, New York in any action or proceeding arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement, (ii) agrees that all claims in respect of such action or proceeding may be heard and determined in any such court, and (iii) agrees not to bring any action or proceeding arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement in any other court. Each of the parties hereto waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other party with respect thereto. Any party hereto may make service on another party by sending or delivering a copy of the process to the party to be served at the address and in the manner provided for the giving of notices in Section 7(e). Nothing in this Section 7(j), however, shall affect the right of any party to serve legal process in any other manner permitted by law.

     (k)  WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF THE COMPANY OR THE STOCKHOLDER IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT.
     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be signed individually or by its respective duly authorized officer as of the date first written above.

NXSTAGE MEDICAL, INC.

By:

Name:

Title:

STOCKHOLDER:

By:

Name:

Title:

Number of Shares of
Stock	Common Stock
Certificate	Represented
Number	Thereby